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EXHIBIT 99.4(q)

Endorsement For Contracts Issued Under IRC Section 403(b) Plans (Form 0827-EA89)
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                                                                 EXHIBIT 99.4(q)

FIRST CAPITAL LIFE
INSURANCE COMPANY

                     ENDORSEMENT FOR CONTRACTS ISSUED UNDER
                            IRC SECTION 403(b) PLANS

This endorsement becomes part of the contract to which it is attached. It applies for contracts issued under Internal Revenue Code Section 403(b).

The last paragraph of the Allocation of Premium Payments subsection of the PREMIUM PAYMENTS section is hereby replaced by the following:

     Unless you choose otherwise, we will invest your payment in the Money Market Account. If your contract value is less than $200 at any time after the end of the 1/st/ contract year, we reserve the right to terminate the contract, returning to you the contract value.

Signed for the Company at San Diego, California.


     /s/ ANDREW L. LOEB             /s/ FRED A BUCK
     Secretary                      President



0827-EA89